Filed in the Office of	Business Number E0408592013-0
Barbara K. Cegavske	Filing Number 20211964282
Secretary of State State Of Nevada	Filed On 12/16/2021 1:10:00 PM
	Number of Pages 6

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

PLEASE NOTE: The charter document for the resulting entity *must* be submitted/filed simultaneously with the articles of conversion.

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Zoompass Holdings Inc.
Name of constituent entity

Nevada Jurisdiction	Corporation Entity type *

and,

Zoompass Holdings Inc.
Name of resulting entity

British Columbia, Canada Jurisdiction	Corporation Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [X] **The entire plan of conversion is attached to these articles.**
- [ ] **The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.**
- [ ] **The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.**

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: Manny Bettencourt

c/o: Zoompass Holdings Inc.
2075 Kennedy Rd, Suite 404
Toronto,Ontario, M1T 3V3, CANADA

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: **Time:**

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Zoompass Holdings Inc.

Name of *constituent* entity

X [signature] CEO 12/ /21

Signature **Title** **Date**

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SCHEDULE "A"

PLAN OF CONVERSION

OF

ZOOMPASS HOLDINGS INC.
(A corporation incorporated under the laws of the State of Nevada)

INTO

ZOOMPASS HOLDINGS INC.
(A corporation organized under the laws of the Province of British Columbia)

Zoompass Holdings Inc., a Nevada corporation, hereby adopts the following plan of conversion (this **"Plan of Conversion"**):

1. The name of the constituent entity (the **"Constituent Entity"**) is Zoompass Holdings Inc. (**"Zoompass"**) and the jurisdiction of the laws that govern the Constituent Entity is the State of Nevada.

2. The name of the resulting entity (the **"Resulting Entity"**) is Zoompass Holdings Inc. and the jurisdiction of the laws that will govern the Resulting Entity is the Province of British Columbia, Canada.

3. This Plan of Conversion is subject to approval by the holders of a majority of the outstanding shares of common stock of Constituent Entity, and the Canadian Securities Exchange Inc.

4. The Constituent Entity seeks to effect a conversion of the Constituent Entity into the Resulting Entity (the **"Conversion"**) pursuant to Section 92A.105 of the Nevada Revised Statutes (**"NRS"**) and intends that this Plan of Conversion will constitute the complete plan of conversion referred to in Section 92A.105 of the NRS.

5. As promptly as practicable after approval of this Plan of Conversion by the holders of a majority of the outstanding shares of common stock of the Constituent Entity, shall cause the Conversion to be consummated by the filing the Articles of Conversion with the Nevada Secretary of State in such form as is required by, and signed in accordance with, the applicable provisions of Chapter 92A of the NRS and the execution and filing of the Continuation Application with the Registrar of Companies in the Province of British Columbia. The effective date and time (the **"Effective Time"**) of the Conversion shall be the date and time on and at which the Conversion becomes effective under the laws of the State of Nevada or the date and time on and at which the Conversion becomes effective under the laws of the Province of British Columbia, whichever occurs later.

6. As of the Effective Time of the Conversion:

   (a) The Constituent Entity shall be converted into the Resulting Entity, a corporation organized under the *Business Corporations Act* (British Columbia);

   (b) The proposed Continuation Application and Articles of the Resulting Entity, substantially in the forms attached hereto as Appendix "A" and Appendix "B", respectively, will replace the Articles of Incorporation and Bylaws of the Constituent Entity, and the proposed Continuation Application and Articles of the Resulting Entity will continue in full force and effect until changed, altered or amended as provided in the *Business Corporations Act* (British Columbia);

   (c) The separate existence of the Constituent Entity will cease;

(d) The title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by the Constituent Entity, and all debts due to the Constituent Entity on whatever account, as well as all other things in action or belonging to the Constituent Entity, shall in accordance with the NRS be vested in the Resulting Entity without reservation or impairment;

(e) The Resulting Entity shall have all of the debts, liabilities and duties of the Constituent Entity, and all rights of creditors accruing and all liens placed upon any property of the Constituent Entity up to the Effective Time of the Conversion shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Entity shall attach to the Resulting Entity and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties;

(f) Any proceeding pending against the Constituent Entity may be continued as if the Conversion had not occurred or the Resulting Entity may be substituted in the proceeding in place of the Constituent Entity;

(g) Each share of common stock of the Constituent Entity, with US$0.001 par value per share, issued and outstanding immediately before the Effective Time of the Conversion will, by virtue of the Conversion and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable common share of the Resulting Entity, without par value;

(h) Each option to acquire shares of common stock of the Constituent Entity outstanding immediately before the Effective Time of the Conversion will, by virtue of the Conversion and without any action on the part of the holder thereof, be converted into and become an equivalent option to acquire, upon the same terms and conditions, the number of common shares of the Resulting Entity that is equal to the number of shares of common stock of the Constituent Entity that the optionee would have received had the optionee exercised such option in full immediately before the Effective Time of the Conversion (whether or not such option was then exercisable) and the exercise price per share under each such option shall be equal to the exercise price per share thereunder immediately before the Effective Time of the Conversion, unless otherwise provided in the instrument granting such option;

(i) Each warrant to acquire shares of common stock of the Constituent Entity outstanding immediately before the Effective Time of the Conversion will, by virtue of the Conversion and without any action on the part of the holder thereof, be converted into and become an equivalent warrant to acquire, upon the same terms and conditions, the number of common shares of the Resulting Entity that is equal to the number of shares of common stock of the Constituent Entity that the warrant holder would have received had the warrant holder exercised such warrant in full immediately before the Effective Time of the Conversion (whether or not such warrant was then exercisable) and the exercise price per share under each such warrant shall be equal to the exercise price per share thereunder immediately before the Effective Time of the Conversion, unless otherwise provided in the instrument granting such warrant;

(j) Any other right, by contract or otherwise, to acquire shares of common stock of the Constituent Entity outstanding immediately before the Effective Time of the Conversion shall, by virtue of the Conversion and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of common shares of the Resulting Entity that is equal to the number of shares of common stock of the Constituent Entity that the right holder would have received had the right holder exercised such right in full immediately before the Effective Time of the Conversion (whether or not such right was then exercisable) and the exercise price per share under each such right shall be equal to the exercise price per share thereunder immediately before the Effective Time of the Conversion, unless otherwise provided in the agreement granting such right; and

(k) The directors and officers of the Constituent Entity in office at the Effective Time of the Conversion will become the directors and officers, respectively, of the Resulting Entity, each of such directors and officers to hold office, subject to the applicable provisions of the Continuation Application, Articles of the Resulting Entity and the *Business Corporations Act* (British Columbia), until his or her successor is duly elected or appointed and qualified.

7. The boards of directors of the Constituent Entity may amend this Plan of Conversion at any time before the Effective Time of Conversion, provided, however, that an amendment made subsequent to the approval of the Conversion by the stockholders of the Constituent Entity, whichever is earlier, shall not (a) alter or change the manner or basis of exchanging a stockholder's shares of the Constituent Entity for a stockholder's shares, rights to purchase a stockholder's shares, or other securities of the Resulting Entity, or for cash or other property in whole or in part or (b) alter or change any of the terms and conditions of this Plan of Conversion in a manner that adversely affects the stockholders of the Constituent Entity.

8. At any time before the Effective Time of Conversion, this Plan of Conversion may be terminated and the Conversion contemplated hereby may be abandoned by the board of directors of the Constituent Entity, notwithstanding approval of this Plan of Conversion by the stockholders of the Constituent Entity.

ZOOMPASS HOLDIGNS INC.
a Nevada corporation

By: M. Bettencourt

Name: Manny Bettencourt
Title: Chief Executive Officer, Director, Chairman of the Board of Directors

Date: _December __, 2021

APPENDIX "A"

SCHEDULE TO
CONTINUATION APPLICATION OF
ZOOMPASS HOLDINGS INC.

ADDITIONAL DIRECTORS

DIRECTOR NAME(S) AND ADDRESS(ES)

LAST NAME FIRST NAME

DELIVERY ADDRESS

MAILING ADDRESS

LAST NAME FIRST NAME

DELIVERY ADDRESS

MAILING ADDRESS